AMENDED AND RESTATED
                        GUARANTY AND INDEMNITY AGREEMENT


     THIS AMENDED AND RESTATED GUARANTY AND INDEMNITY AGREEMENT (this "Agreement") is entered into as of this 31st day of July, 2001 by and among Horizon Group Properties, Inc., a Maryland corporation ("HGP"), Horizon Group Properties, L.P. a Delaware limited partnership ("HGP LP"), Prime Retail, Inc., a Maryland corporation ("Prime Retail"), and Prime Retail, L.P., a Delaware limited partnership ("Prime LP").

                                    RECITALS:

     A. Certain affiliates of HGP and HGP LP have borrowed funds pursuant to that certain Loan Agreement dated as of June 15, 1998 among Indiana Factory Shops, L.L.C. ("Indiana LLC"), Nebraska Crossing Factory Shops, L.L.C. ("Nebraska LLC"), Third Horizon Group Limited Partnership ("Borrower") and Nomura Asset Capital Corporation, as amended by that certain First Amendment to Loan Agreement dated as of June ___, 1999 among Borrower, Nebraska LLC, Indiana LLC and LaSalle Bank National Association, as trustee for CDC Depositor Trust ST-I (formerly known as Nomura Depositor Trust ST-I), Commercial Mortgage Pass-Through Certificates, Series 1998-ST-I (the predecessor in interest to CDC Mortgage Capital Inc. (as so amended and as amended from time to time in accordance with the terms thereof, the "Loan Agreement").

     B. Pursuant to that certain Guaranty dated as of June 15, 1998 (as amended from time to time in accordance with the terms thereof, the "Guaranty"), Prime LP has agreed, jointly and severally, to guarantee certain obligations arising under the Loan Documents.

     C. Pursuant to that certain Guaranty and Indemnity Agreement dated as of June 15, 1998 (as amended from time to time in accordance with the terms thereof, the "Guaranty and Indemnity Agreement"), HGP and HGP LP, among other things, have agreed, jointly and severally, to indemnify Prime Retail, Prime LP and certain related parties from losses they may incur as a result of the execution and delivery of the Guaranty by Prime LP.

     D. Borrower, HGP, HGP LP and Lender desire to enter into a Second Amendment to Loan Agreement and Settlement Agreement in the form attached hereto as Annex A (the "Amendment").

     E. As a condition to the effectiveness of the Amendment, Lender is requiring Prime LP to reaffirm its obligations under the Guaranty by executing a Reaffirmation of Guaranty to and for the benefit of Lender (the "Reaffirmation of Guaranty").

     F. Prime LP, as the successor to Horizon/Glen Outlet Centers Limited Partnership ("Horizon/Glen LP"), is jointly and severally liable with HGP for any and all obligations arising under that certain promissory note by Horizon/Glen LP in favor of First of America Bank - Michigan, N.A. ("First of America") dated December 28, 1995 in the original principal amount of $2,800,000 (as amended from time to time, together with any other documents or instruments executed and/or delivered in connection with or otherwise related to such note, collectively, the "First of America Loan Documents").

     G. In consideration of the agreement of Prime Retail and Prime LP to provide the foregoing accommodations and for the accommodations of HGP and HGP LP set forth elsewhere in this Agreement, Prime Retail, Prime LP, HGP and HGP LP have agreed to amend and restate the Guaranty and Indemnity Agreement in its entirety as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE ONE


                                   DEFINITIONS

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.


                                   ARTICLE TWO


                         REPRESENTATIONS AND WARRANTIES

     2.1 Representations and Warranties of HGP and HGP LP. In order to induce Prime Retail and Prime LP to enter into the Reaffirmation of Guaranty and this Agreement, HGP and HGP LP jointly and severally represent and warrant, as of the date hereof, that:

          (a) HGP is a Maryland corporation duly organized, validly existing and in good standing under the laws of the state of its organization. HGP LP is a Delaware limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization. Each of HGP and HGP LP is qualified to do business and is in good standing under the laws of each jurisdiction in which the nature of its business requires it to be so qualified, (ii) has full power to own and lease its properties and to conduct its business as now being conducted and as contemplated to be conducted in the future, and (iii) has full power and authority and legal right, has taken all necessary corporate and partnership action, as applicable, and has obtained all necessary consents and approvals required by applicable law to permit it to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of HGP and HGP LP, and constitutes the legal, valid and binding obligations of each of HGP and HGP LP, enforceable against each of HGP and HGP LP in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors rights generally, and to general principles of equity.

          (b) The execution, delivery and performance of this Agreement by each of HGP and HGP LP do not (i) conflict with or violate the Amended and Restated Articles of Incorporation or other charter documents or By-laws, limited partnership agreement or other organizational documents, as the case may be, of HGP or HGP LP, (ii) contravene or conflict with any law, statute, rule, or regulation applicable to HGP or HGP LP, (iii) contravene or conflict with, result in any breach of, or constitute a default under, any material agreement or instrument binding on HGP or HGP LP, or to which any of their respective properties or assets are subject, (iv) result in or require the creation or imposition of any lien whatsoever upon any of the properties or assets of HGP or HGP LP (other than the liens arising pursuant to this Agreement or any other documents or instruments required or contemplated by this Agreement), or (v) require any approval of stockholders or partners or any approval or consent of any Person under any agreement or instrument binding on HGP or HGP LP or to which any of their respective properties or assets are subject which has not already been obtained.

          (c) To the best knowledge of HGP and HGP LP, after execution and delivery of the Amendment by the parties thereto, no Default or Event of Default has occurred and is continuing.

          (d) There are no offsets or defenses available to HGP or HGP LP to the payment of any amounts required under the Loan Documents or otherwise to the enforcement by Lender of the Loan Documents.

          (e) The outstanding principal balance of the Loan, after giving effect to Section 11 of Article 1 of the Amendment, is approximately $34 million.


                                  ARTICLE THREE


                                  GUARANTY FEE

     HGP and HGP LP, jointly and severally, agree to pay Prime LP an annual fee of $150,000 which shall accrue from June 15, 2001 until the date of the termination and unconditional release of any and all obligations under the Guaranty and the Reaffirmation of Guaranty and be payable in equal quarterly installments in arrears on each March 31, June 30, September 30 and December 31, commencing September 30, 2001 (and on the date of termination and release).

                                  ARTICLE FOUR


                        COVENANTS RELATING TO GUARANTEES

     Each of HGP and HGP LP covenants and agrees with Prime Retail and Prime LP that the covenants set forth in this Section 4 will terminate upon the termination and unconditional release of any and all obligations of Prime Retail and Prime LP under the Loan Documents and the First of America Loan Documents and the payment and performance in full of the reimbursement obligations of HGP and HGP LP under this Agreement; provided, that notwithstanding anything to the contrary in the foregoing, the covenants set forth in Sections 4.5 and 4.6 shall terminate unless and until there also has been an unconditional release of any and all obligations of Prime Retail and Prime LP Loan Documents and the payment and performance in full of all obligations of HGP and HGP LP under this Agreement in respect thereto.

     4.1 Deliveries under Loan Documents. HGP will deliver copies to Prime LP of any notices or other information delivered or received by HGP or HGP LP under the Loan Documents and the First of America Loan Documents, promptly following the delivery or receipt of such notices or information. HGP and HGP LP will also provide to Prime Retail and Prime LP such other data and information (financial and otherwise) as Prime Retail or Prime LP, from time to time, may reasonably request bearing upon or related to the financial condition, results of operations and credit worthiness of HGP and HGP LP.

     4.2 Amendments. Neither HGP nor HGP LP will amend, modify, grant, or permit the amendment, modification, termination or grant of, or any waiver under (or consent to, or permit or suffer to occur any action or omission which results in, or is equivalent to, an amendment, modification, or grant of a waiver under) the Loan Documents or the First of American Loan Documents without the prior written consent of Prime Retail, which consent shall not be unreasonably withheld.

     4.3 Refinancings and Releases. HGP and HGP LP hereby agree to use commercially reasonable efforts to obtain the release of Prime Retail and Prime LP from any and all obligations under the First of America Loan Documents as promptly as practicable.

     4.4 Application of Excess Proceeds. HGP and HGP LP hereby agree to apply or to cause their subsidiaries to apply any Excess Proceeds to permanently reduce indebtedness (including pre-payments of principal amortization) with respect to which Prime Retail or Prime LP is or may be liable as a guarantor, co-obligor or otherwise. "Excess Proceeds" shall mean the aggregate amount of net cash proceeds (after transaction costs and expenses) received by HGP or any of its subsidiaries, including HGP LP, with respect to (i) any financing, refinancing, sale, transfer or other disposition, including a pledge, of the property currently held by Lakeshore Marketplace, LLC or (ii) the issuance of any equity interest; provided, however, "Excess Proceeds" shall not include any such proceeds applied to make mandatory payments in respect of any indebtedness of HGP or HGP LP.

     4.5 Restrictions on Distributions. Neither HGP nor HGP LP will (i) declare or pay any cash dividends, (ii) make any cash distributions to any partners, members or shareholders of any of HGP or HGP LP (other than distributions to HGP from HGP LP to fund corporate administrative expenses incurred in the ordinary course of business) or (iii) set aside any funds for any such purpose, other than dividends or distributions in the minimum amount necessary under the Code in order to maintain HGP's status as a real estate investment trust under the Code.

     4.6 Pledge Agreement. Each of HGP and HGP LP acknowledge that its obligations under this Agreement will be secured pursuant to that certain Pledge Agreement being entered into contemporaneously herewith by and among HGP LP and Third HGI, L.L.C. ("Third HGI"), Prime Retail and Prime LP, pursuant to which HGP LP and Third HGI, among other things, shall pledge to Prime Retail and Prime LP (i) a 99% limited partnership interest in Borrower and (ii) a 1% general partnership interest in Borrower (collectively, the "Borrower Interests"), which shall be subordinate to the pledge of such interests to the Lender. Each of HGP and HGP LP acknowledge that the Borrower Interests are not in certificated form and that HGP and HGP LP will cause Borrower not to certificate its ownership interests unless requested to do so by Lender.

     4.7 Restrictions on Encumbrances. Except only for the liens and security interests arising under the Mortgage and related documents dated the date hereof with Greenwich Capital Financial Products related to the Lakeshore Marketplace center, without the written consent of Prime LP and Prime Retail, which Prime LP and Prime Retail may withhold in their sole discretion, HGP LP shall not, and HGP and HGP LP shall cause Lakeshore Marketplace Finance Company, Inc. not to, execute, cause, allow or suffer any pledge or encumbrance of their limited liability company interests in Lakeshore Marketplace, LLC.


                                  ARTICLE FIVE

                              INTENTIONALLY OMITTED


                                   ARTICLE SIX


                             CONSENT OF PRIME RETAIL

     6.1 Consent. Prime Retail hereby consents to HGP, HGP LP and their affiliates entering into the Amendment in the form attached hereto and the Mortgage and related documents dated the date hereof with Greenwich Capital Financial Products related to the Lakeshore Marketplace center. In addition, Prime Retail hereby acknowledges that prior to the date hereof HGP, HGP LP and their affiliates entered into certain modifications, amendments, sales and refinancings related to certain HGP properties subject to the Loan Documents, all as generally described in the periodic reports filed by HGP with the Securities and Exchange Commission.

                                  ARTICLE SEVEN


                                    INDEMNITY

     7.1 Indemnity. HGP and HGP LP jointly and severally agree to indemnify, defend, protect and hold Prime Retail and Prime LP and each of the their respective officers, directors and affiliates (collectively, the "Indemnified Parties") harmless from and against, and to pay within ten (10) days after demand, any and all claims, damages, losses, liabilities, judgments, costs and expenses of any kind or nature whatsoever which the Indemnified Parties may incur or suffer by reason of, in connection with, or by virtue of any breach or violation of this Agreement by HGP or HGP LP or by reason of the execution, delivery or performance of, this Agreement, the Guaranty, the Reaffirmation of Guaranty or any other credit enhancement relating to the Loan Documents or the First of America Loan Documents including, without limitation, the reasonable fees and expenses of counsel for the Indemnified Parties with respect thereto. Promptly after receipt by the Indemnified Parties of notice of the commencement, or threatened commencement, of any action subject to the indemnities contained in this Section, the Indemnified Parties shall promptly notify HGP thereof, provided, however, that the failure of any Indemnified Party so to notify HGP will not affect the obligation of HGP and HGP LP to indemnify the Indemnified Parties with respect to such actions or any other action pursuant to this Section except to the extent such obligation shall have been incurred solely and as a direct consequence of such failure. The obligations of HGP and HGP LP under this Section shall survive forever, regardless of the termination of this Agreement or the payment in full of all of HGP and HGP LP's obligations hereunder. To the extent that the undertaking to indemnify, defend, protect and hold harmless set forth herein may be unenforceable as violative of any law or public policy, HGP and HGP LP agree to pay the maximum portion which is permitted to be paid under applicable law. Any amounts unpaid following demand pursuant to this Section shall accrue interest at a rate of 12% per annum.


                                  ARTICLE EIGHT


                                  MISCELLANEOUS

     8.1 Modification of this Agreement. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Prime Retail, Prime LP, HGP and HGP LP. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     8.2 Waiver of Rights by Prime Retail and Prime LP. No course of dealing or failure or delay on the part of Prime Retail or Prime LP in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right or privilege. The rights of Prime Retail and Prime LP under this Agreement are cumulative and not exclusive of any rights or remedies which Prime Retail or Prime LP would otherwise have, including, without limitation, any rights of subrogation.

     8.3 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     8.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                  8.5      Notices

     All notices or other communications required or permitted hereunder shall be (i) in writing and shall be deemed to be given (A) when received, if delivered in person, (B) three Business days after deposit in a receptacle of the United States mail as registered or certified mail, postage prepaid, (C) the Business Day after notice on which the party to whom such notice is addressed refuses delivery by mail or by private courier service and (ii) addressed as follows:

        If to HGP or HGP LP Horizon Group Properties, Inc.
                                                5000 Hakes Drive
                                                Norton Shores, MI 49411
                                                Attn:  President

        with a copy to:                         Winston & Strawn
                                                35 W. Wacker Drive
                                                Chicago, IL 60601
                                                Attn:  Wayne D. Boberg

        If to Prime Retail or                   Prime Retail, Inc.
                  Prime LP                      100 East Pratt Street
                                                19th Floor
                                                Baltimore, MD 21202
                                                Attn: C. Alan Schroeder

        with a copy to:                         Winston & Strawn
                                                35 W. Wacker Drive
                                                Chicago, IL 60601
                                                Attn:  Steven J. Gavin

     8.6 Waiver of Offset and Counterclaim. HGP and HGP LP hereby waive any and all rights of offset or counterclaim which HGP and HGP LP may otherwise have against Prime Retail and Prime LP in connection with the enforcement of their rights hereunder.

     8.7 Joint and Several Liability. The obligations of HGP and HGP LP hereunder shall be joint and several. Neither Prime Retail nor Prime LP shall not obligated to exercise any right or take any action against either HGP or HGP LP prior to the enforcement of its rights against the other.

     8.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in Maryland this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Maryland in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     8.9 Entire Agreement. This Agreement (including the exhibits attached hereto) contains the entire agreement among the parties hereto with respect to the transactions contemplated hereunder, and supercedes all negotiations, representations, warranties, commitments, offers, contracts and writings prior to the date hereof including without limitation the original Guaranty and Indemnity Agreement.

                                                      [signature page follows]

                  IN WITNESS WHEREOF the parties hereto have executed this instrument as of the date and year first above written.

                                          HORIZON GROUP PROPERTIES, INC.

                                          By:      _____________________________

                                          Its:     _____________________________



                                          HORIZON GROUP PROPERTIES, L.P.

                                          By:  HORIZON GROUP PROPERTIES, INC.

                                          By:      _____________________________

                                          Its:     _____________________________



                                                     PRIME RETAIL, INC.

                                          By:      _____________________________

                                          Its:     _____________________________



                                          PRIME RETAIL, L.P.

                                          By:  PRIME RETAIL, INC.

                                          By:      _____________________________

                                          Its:     _____________________________